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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of eXcelon Corporation of our reports dated February 8, 2001 relating to the financial statements and the financial statement schedule, which appear in eXcelon's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected historical and unaudited pro forma consolidated financial information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
August 15, 2001